Exhibit 5.1

Troutman Pepper Hamilton Sanders LLP Troutman Pepper Building, 1001 Haxall Point Richmond, VA 23219 troutman.com

September 14, 2022

Ribbon Communications Inc.

6500 Chase Oaks Boulevard

Plano, Texas 75023

Re: Securities Registered under Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Ribbon Communications Inc., a Delaware corporation (the “Company”), in connection with the filing by the Company of a registration statement on Form S-3 (the “Registration Statement”), including the prospectus that is part of the Registration Statement (the “Prospectus”), with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), relating to the resale of an aggregate of 92,807,928 shares (the “Shares”) of common stock, par value $0.0001 per share (the “Common Stock”), of the Company by the selling stockholders named in the Registration Statement, consisting of:

(i)	49,940,222 shares of Common Stock held by JPMC Heritage Parent LLC and Heritage PE (OEP) III, L.P.( the “JPM Stockholders”) that were acquired by the JPM Stockholders pursuant to an Agreement and Plan of Merger, dated as of May 23, 2017, by and among Sonus Networks, Inc., Solstice Sapphire Investments, Inc., Solstice Sapphire, Inc., Green Sapphire Investments LLC, Green Sapphire LLC, GENBAND Holdings Company, GENBAND Inc. and GENBAND II, Inc.;

(ii)	25,796,395 shares of Common Stock held by Swarth Investments Ltd. (formerly ECI Holding (Hungary) Kft) (“Swarth”) that were acquired by Swarth pursuant to an Agreement and Plan of Merger, dated as of November 14, 2019, by and among the Company, Ribbon Communications Israel Ltd., Eclipse Communications Ltd., ECI Telecom Group Ltd. and Swarth; and

(iii)	17,071,311 shares of Common Stock that were issued in a private placement pursuant to a Securities Purchase Agreement, dated August 12, 2022, by and among the Company and the purchasers identified therein.

This opinion is being furnished to you in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or any related prospectus, other than as expressly stated herein with respect to the resale of the Shares.

As such counsel, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, and other instruments, certificates, orders, opinions, correspondence with public officials, certificates provided by the Company’s officers and representatives, and other documents as we have deemed necessary or advisable for the purposes of rendering the opinion set forth herein, including (i) the corporate and organizational documents of the Company, including the Restated Certificate of Incorporation as amended to date, and the Amended and Restated By-Laws, as amended to date, (ii) the resolutions of the Company’s board of directors (or a duly authorized committee thereof) with respect to the offering, issuance and registration of the Shares and certain related matters, (iii) the Registration Statement and exhibits thereto and (iv) the Prospectus.

Ribbon Communications Inc. September 14, 2022 Page 2

For purposes of the opinion expressed below, we have assumed (i) the authenticity of all documents submitted to us as originals, (ii) the conformity to the originals of all documents submitted as certified, photostatic or electronic copies and the authenticity of the originals thereof, (iii) the legal capacity of natural persons, (iv) the genuineness of signatures not witnessed by us, (v) the due authorization, execution and delivery of all documents by all parties, other than the Company, and the validity, binding effect and enforceability thereof and (vi) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed.

Based on the foregoing and in reliance thereon, and subject to the assumptions, comments, qualifications, limitations and exceptions set forth herein, we are of the opinion that the Shares have been duly authorized by all necessary corporate action of the Company and such Shares are validly issued, fully paid and nonassessable.

We express no opinion as to the effect of the laws of any state or jurisdiction other than the federal laws of the United States of America and the State of Delaware or as to the securities or blue sky laws of any state (including, without limitation, Delaware), municipal law or the laws of any local agencies within any state (including, without limitation, Delaware). This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

This opinion is as of the date hereof and we have no responsibility to update this opinion for events and circumstances occurring after the date hereof or as to facts relating to prior events that are subsequently brought to our attention and we disavow any undertaking to advise you of any changes in law.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules or regulations of the Commission promulgated thereunder.

Very truly yours,
/s/ TROUTMAN PEPPER HAMILTON SANDERS LLP

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